Exhibit 99.1
Press Release

Clean Harbors Introduces 5-Year Growth Targets at 2023
Investor Day in Chicago

“Vision 2027” Sets the Foundation for the Company’s Long-Term Growth Strategy
Live Webcast of Investor Day to Begin at 9:00 a.m. ET Today

NORWELL, Mass. – March 29, 2023 – Clean Harbors, Inc. (“Clean Harbors” or “the Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today will unveil “Vision 2027,” the Company’s long-term growth strategy, during its 2023 Investor Day in Chicago. The event will feature presentations by several members of its executive leadership. The team will discuss the Company’s strategic priorities and disciplined capital allocation strategy, provide an in-depth review of core businesses and corporate functions and introduce Clean Harbors’ long-term financial targets.

“Vision 2027 is our plan for building on our track record of growth and sustainability through a continued focus on value creation across all areas of our business,” said co-CEO Eric Gerstenberg. “Since our founding, our mission to create a safer, cleaner environment has expanded through the introduction of new products and services, as well as numerous strategic acquisitions. Our organization is led by a well-rounded executive team who will discuss their respective businesses. This exceptional team continues to advance our position in the industries where we operate, while focused on enhancing stakeholder value.”

“Driven by our commitment to achieving a superior return on invested capital, our five-year targets for Adjusted EBITDA and adjusted free cash flow are expected to build on our original mission,” said co-CEO Mike Battles. “We believe that these new anticipated milestones within our Vision 2027 reflect the significant growth potential of our businesses and the long-term stability of our markets. Today’s speakers will also highlight the multiple industry tailwinds we see for our Company in the coming years, including reshoring, regulations and the shift toward sustainable solutions. These market dynamics will underpin the next exciting phase of the Company’s growth that will consist of a combination of organic growth and acquisitions, which has been Clean Harbors’ formula for success throughout its long history.”

Vision 2027 Growth Targets

Clean Harbors’ five-year financial targets include:
•An organic growth only model that we expect will generate 2027 Adjusted EBITDA* of ~$1.4 billion and adjusted free cash flow* of ~$600 million.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

•A model combining both organic growth and acquisitions that we expect will generate 2027 Adjusted EBITDA* of ~$2.0 billion and adjusted free cash flow* of ~$800 million.
•Assumptions associated with both models include:
◦Expected revenue growth that is 100-300 basis points above U.S. GDP, and
◦Expected adjusted EBITDA* growth that is 200-300 basis points above revenue growth.
•For the organic growth only model, the Company assumes no acquisitions completed over the five-year period resulting in a significant cash build.
•For the model that includes acquisitions, the Company assumes that over the five-year period it would invest in acquisitions using a mix of cash and debt that enables the Company to maintain a net debt leverage of ~2.0X.

As previously announced, as part of a planned transition, on March 31, 2023 Clean Harbors Founder Alan McKim will step down as President and CEO to become the Company’s Executive Chairman and Chief Technology Officer.

Investor Day Webcast Information
The Clean Harbors 2023 Investor Day will be webcast live on the Company’s investor relations website, beginning at 9:00 a.m. ET today. To view the webcast and download the Investor Day presentation slides, please visit the Investor Relations section of the Company’s website, www.cleanharbors.com.

Non-GAAP Results*
Clean Harbors reports Adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. Adjusted EBITDA should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. The Company considers adjusted free cash flow to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. Adjusted EBITDA and adjusted free cash flow are not calculated identically by all companies, and therefore the Company’s measurement of these metrics may not be directly comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA and adjusted free cash flow provide additional useful information to investors. The Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement. Management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA and adjusted free cash flow.

When the Company provides annual guidance of its Adjusted EBITDA and adjusted free cash flow, it also provides a reconciliation to projected net income and projected net cash from operating activities, respectively. As it relates to the five-year targets that the Company is providing to investors today, Clean
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Harbors is not providing similar reconciliations as doing so would require unreasonable efforts due to the timeframe involved, the uncertainty around the likelihood and timing of some events such as acquisitions and divestitures, and the number of certain items that would normally be excluded from these measures. Therefore, Clean Harbors does not have available, and cannot obtain without unreasonable efforts, information needed to provide a reasonable and quantitative reconciliation of such projections to comparable GAAP measures.

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, including five-year financial targets, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contact:

Jim Buckley
SVP Investor Relations
Clean Harbors, Inc.
781.792.5100
Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com